EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of July 7, 1998 by and between Meditrust Operating Company, a Delaware corporation (the "Employer"), and Abraham D. Gosman (the "Employee").

         WHEREAS, the Employee has been employed by the Employer as its Chief Executive Officer through the date hereof; and

         WHEREAS, the Employer and the Employee wish to extend such employment through December 31, 2002, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties hereto hereby agree as follows:

         1. Duties. During the term of this Agreement, the Employee agrees to be employed by and to serve the Employer as its Chief Executive Officer and the Chairman of its Board of Directors, and the Employer agrees to employ and retain the Employee in such capacity. The Employee also shall serve the Employer in such capacity or capacities, and with such other duties, as shall be designated by the Board of Directors of the Employer from time to time. The Employee shall devote such of his business time, energy, and skill to the affairs the Employer as shall be necessary to perform the duties of such position and, in any event, not less of his business time, energy and skill than he has devoted the Employer and to Meditrust Corporation ("Meditrust") and its predecessor in the two years prior to the execution hereof, and he shall not assume an executive or management position in any other business (except for positions currently held by him and positions with non-public businesses permitted pursuant to Section 5.1(a) hereof) without the express permission of the Board of Directors. The Employee shall report only to the Employer's Board of Directors and at all times during the term of this Agreement shall have powers and duties commensurate with his position as Chief Executive Officer and Chairman of the Employer and Chairman of Meditrust. Without the Employee's consent, the Employer may not materially reduce the Employee's duties or responsibilities hereunder or assign duties or responsibilities that are inconsistent with the Employee's position as Chief Executive Officer of the Employer. The parties hereto understand that the Employee is a resident of Florida and may perform his duties hereunder at a Florida office to be maintained by the Employer on such terms and conditions as the Board of Directors of the Employer may approve. Notwithstanding the foregoing, the Employee shall travel to Needham, Massachusetts and to such other cities in the United States at such intervals and for such periods as the Employer shall reasonably request or as may be necessary for the performance of his duties hereunder.

         2. Term of Employment.

                  2.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           (a) "Termination For Cause" shall mean termination by the Employer of the Employee's employment by the Employer by reason of
         (i) the Employee's fraud upon, deliberate injury or attempted injury to, or dishonesty towards the Employer that causes material and demonstrable injury to the Employer, (ii) the Employee's intentional and material breach of, or material failure to perform under, this Agreement or (iii) the conviction of any felony.

                           (b) [omitted]

                           (c) Termination Other Than For Cause" shall mean (x) termination by the Employer of the Employee's employment other than a Termination For Cause or a Termination Upon Death or Disability or (y) termination of employment by the Employee after a material breach of this Agreement by the Employer that is not rectified within 30 days of notification of the Board of Directors by the Employee of such breach.

                           (d) "Termination Upon a Change in Control" shall mean termination by the Employee of the Employee's employment with the Employer within two years following a Change in Control.

                           (e) "Termination Upon Death or Disability" shall mean termination by the Employer by reason of the Employee's death or disability as described in Section 2.3 hereof.

                           (f) "Change in Control" shall mean (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors of the Employer (the "Outstanding Voting Securities") or 20% or more of the combined market value of the equity securities of the Employer (the "Equity Value"); provided, however, that any acquisition directly from or by the Employer or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Employer or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and
         (iii) of (c) below shall be excluded from this clause (a); or (b) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") of the Employer, cease for any reason to constitute at least 60% of the Board of Directors of the Employer; provided, however, that any individual becoming a director whose election, or nomination for election by the Employer's stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Employer; or (c) consummation of a reorganization, merger or consolidation of the Employer or the sale or other disposition of all or a material portion of the assets of the Employer (a "Business Combination"), unless, in each case, following such Business Combination, (i) all or substantially all the individuals and entities who were the beneficial owners, respectively, of the outstanding Equity Value and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined market value of the equity securities and more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Equity Value and Outstanding Voting Securities, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities or 20% or more of the combined market value of the equity securities of the corporation resulting from such business combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least 60% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the stockholders of the Employer of a complete liquidation or dissolution of the Employer. For purposes of this definition, "Employer" shall mean either Meditrust Operating Company or Meditrust Corporation.

                  2.2 Term. The term of employment of the Employee by the Employer shall be from the date hereof through December 31, 2002 unless terminated earlier pursuant to this Section 2.

                  2.3 Termination. Notwithstanding any provision of this Employment Agreement, the employment of the Employee pursuant to this Agreement may be terminated by the Employer upon (a) at least fifteen (15) days prior written notification to the Employee in the event of a Termination For Cause,
(b) upon at least sixty (60) days prior written notice to the Employee in the event of a Termination Other Than For Cause, (c) upon written notification to the Employee if the Employee, in the reasonable judgment of the Board of Directors of the Employer, has failed to perform his duties under this Agreement because of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than four (4) months, or (d) in the event of the Employee's death, in which case the Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs. The Employee may terminate this Agreement at any time within two years following a Change in Control by notice to the Employer. A termination Upon a Change in Control by the Employee shall take effect immediately upon delivery of a notice of termination to the Employer.

                  2.4 Payments Upon Termination. Upon any termination of the Employee's employment by the Employer hereunder, the Employer shall promptly pay to the Employee, or in the case of his death, to his estate or such beneficiaries as the Employee may from time to time designate, all accrued salary, any benefits under any plans of the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expense incurred by the Employee in connection with his duties hereunder, all to the date of termination. The Employee, or his estate or beneficiaries in the case of his death, shall not be entitled to any other Compensation or reimbursement of any kind, including, without limitation, severance compensation, except as provided in Section 4 hereof.

         3. Salary and Benefits.

                  3.1 Base Salary. As payment for the services to be rendered by the Employee as provided in Section 1, and subject to the terms and conditions of Section 2, the Employer agrees to pay to the Employee at the rate of $1,000,000 per annum (the "Base Salary"). The Base Salary shall be payable in equal bi-monthly installments. Unless otherwise determined by the Board of Directors, the Employee shall not be entitled to any compensation in addition to that set forth in this Section 3 for serving as an officer of the Employer. All services which the Employee may render to the Employer in any capacity shall be deemed to be services required by this Agreement and as consideration for the compensation herein provided.

                  3.2 Bonus. Subject to the approval of the Employer's stockholders of the Annual Bonus Plan, the Employee shall be eligible to receive within 90 days after the end of each fiscal year hereunder a bonus equal to the Applicable Percentage of Base Salary paid during the previous fiscal year. The Applicable Percentage shall be (i) 0% if The Meditrust Companies (as hereinafter defined) did not meet the funds from operations performance plan which plan shall have been approved in writing by the non-employee members of the Board of Directors for such fiscal year before the 91st day of such fiscal year (the "Plan"), (ii) 75% if the Plan is met and (iii) 100% if the Plan is exceeded by more than 20%. The Applicable Percentage shall be proportionately increased from 75% to 100% if the Plan is exceeded by between 1% and 20%.

                  3.3 Employee Benefits. The Employee shall be eligible to participate in such of the Employer's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Employer.

                  3.4 Reimbursement for Expenses. The Employer shall reimburse the Employee for reasonable and property documented out-of-pocket expenses incurred by the Employee in connection with his duties under this Agreement, including the use of aircraft owned by the Employee at rates and other charges not in excess of those charged for commercial charter of comparable aircraft.

                  3.5 Insurance. The Employer shall continue to advance premiums with respect to the split dollar life insurance policy insuring the Employee currently in effect.

                  3.6 Performance Shares. In connection with the negotiation and execution hereof, the Employer shall award the Employee 800,000 performance shares in accordance with the terms described in Exhibit A hereto and the Employer's 1995 Share Award Plan (the "Performance Shares").

                  3.7 Stock Options. In connection with the negotiation and execution hereof, the Employer has issued to the Employee pursuant to the 1995 Share Award Plan options to purchase 1,600,000 paired shares of the Employer and Meditrust (collectively, "The Meditrust Companies") at $30.75 'per paired share (the "Option"). The Option shall vest in 25% increments on each of February 27, 1999, February 27, 2000, February 27, 2001 and February 27, 2002, so that the Option is fully vested on February 27, 2002. The issuance of options to purchase 1,150,000 of such paired shared were subject to approval by the Employer's stockholders of an amendment to the 1995 Share Award Plan to permit the award of options to purchase more than 450,000 paired shares to any one individual in any year, which approval has been obtained.

                  3.8 Performance Units. The Employer has issued to the Employee 100,000 units in the Long Term Bonus Program in accordance with Exhibit B and subject to Section 4.1 hereof. In the event of a Termination Upon a Change in Control or a Termination Other Than For Cause, Employee shall have the right (exercisable within 30 days of such termination) to exchange up to 800,000 Performance Shares for an equal number of newly issued units in the Long Term Bonus Program in accordance with Exhibit B and subject to Section 4.1 hereof.

         4. Severance Compensation.

                  4.1 Severance Compensation in the Event of a Termination Upon a Change in Control or Termination Other Than For Cause. In the event the Employee's employment is terminated in a Termination Upon a Change in Control or in a Termination Other Than For Cause, (i) all unvested Performance Shares shall become immediately vested in full, (ii) all performance units issued pursuant to
Section 3.8 hereof (including any such units issued in exchange for Performance Shares) shall become immediately vested in full with the value of each unit to be $50, (iii) any unvested options to purchase shares of the Employer or the Meditrust Companies held by the Employee shall become immediately vested and exercisable in full and (iv) the Employee shall be paid a lump sum within 30 days of such termination equal to three times the sum of his Base Salary and maximum bonus opportunity for the year of termination. The Employee shall continue to accrue retirement benefits and shall continue to enjoy the benefits under Section 3.3 and 3.5 hereof for the balance of the original term hereof.

                  4.2      [omitted]

                  4.3 Termination Upon Death or Disability. In the event the Employee's employment is terminated in a Termination Upon Death or Disability, the Employee or his estate shall be paid his Base Salary and maximum bonus for the balance of the original term hereof and, except in the event of the Employee's death, the Employer shall continue to make the payments described in
Section 3.5 for the balance of the original term hereof.

                  4.4 Gross Up. The Employee shall be entitled to an additional payment for taxes imposed under Section 4999 of the Internal Revenue Code in accordance with the terms of Schedule I attached hereto.

         5. Non-Competition and Non-Disclosure.

                  5.1      Non-Competition.

                           (a) During the term hereof, the Employee will not, directly or indirectly, (i) engage or become interested, directly or indirectly, as owner, employee, director, partner, consultant, through stock ownership (except ownership of not more than 1% of any class of securities of a corporation which is publicly traded), investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in any business which competes directly with the business of the Employer, (ii) induce or attempt to induce any customer of the Employer to reduce such customer's business with the Employer, or (iii) solicit any of the Company's employees to leave the employ of the Employer or employ any of such Employees. The Employee recognizes and acknowledges that his obligations under this Section 5.1(a) shall extend to all geographic areas in which the Employer is doing business during the term of this Agreement, either directly or indirectly. Notwithstanding the foregoing, the restrictions in Section 5.1 (a)(i) above shall not prohibit the Employee from passively owning, passively investing in, or lending to, (a) subacute health care facilities that (i) the Employee has presented to the Employer the opportunity to purchase, invest in, or lend to, and the Employer has determined not to purchase, invest in, or lend to, such facilities, or (ii) constitute "turn-key" facilities, which for purposes hereof shall mean facilities that the Employee constructs for the purpose of selling, upon completion of construction, to third parties, (b) any other real estate transaction where no more than 20% of the transaction is related to a competing business or where the Employee has presented to the Employer the opportunity to purchase, invest in, or lend to, and the Employer has determined not to purchase, invest in, or lend to, such real estate or (c) transactions disclosed in Schedule 2 to this Agreement.

                           (b) For a period of three (3) years after termination or expiration of this Agreement, the Employee will not, directly or indirectly, (i) engage or become interested, directly or indirectly, as owner, employee, director, partner, consultant, through stock ownership (except ownership of not more than 5% of any class of securities of a corporation which is publicly traded), investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in any health care business which competes directly and materially with the business of the Employer or
         (ii) solicit any of the Company's employees to leave the employ of the Employer or employ any of such employees. The Employee recognizes and acknowledges that his obligations under thus Section 5.l(b) shall extend to all geographic areas in which the Employer is doing business at the time of the expiration or termination of this Agreement, either directly or indirectly. Notwithstanding the foregoing, the restrictions in Section 5.1(b)(i) above shall not prohibit the Employee from passively owning, passively investing in, or lending to, (a) subacute health care facilities that (i) the Employee has presented to the Employer the opportunity to purchase, invest in, or lend to, and the Employer has determined not to purchase, invest in, or lend to, such facilities, or
         (ii) constitute "turn-key" facilities, which for purposes hereof shall mean facilities that the Employee constructs for the purpose of selling, upon completion of construction, to third parties, (b) any real estate transaction where no more than 20% of the transaction is related to the health care business or (c) transactions disclosed in
         Schedule 2 to this Agreement.

                           (c) As used in this Section 5.1, the term "Employer" shall mean either Meditrust Operating Company or Meditrust. The restrictions on the Employee set forth in this Section 5.1 shall not apply in the case of a Termination Other Than For Cause or a Termination Upon a Change in Control.

                  5.2 Non-Disclosure. The Employee agrees that all confidential and proprietary information relating to the business of the Employer shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by the Employer's Board of Directors or if such information is within the public domain or comes within the public domain without any breach of this Agreement.

         6. Insurance. The Employer may, at its expense, procure and maintain life insurance on the life of the Employee. The beneficiary of such policy shall be the Employer. The Employee shall cooperate with the Employer as is necessary to procure such insurance.

         7.       Miscellaneous.

                  7.1 Authority; No Restriction. The Employee represents and warrants that the Employee has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and this Agreement is the legal, valid and binding obligation of the Employee, enforceable against him in accordance with its terms. No consent, approval or agreement of any person, party, court, government or entity is required to be obtained by the Employee in connection with the execution and delivery of this Agreement. The Employee is not subject to any agreement, restriction, lien, encumbrance or right, title or interest in anyone limiting in any way the scope of this Agreement or in any way inconsistent herewith, and the Employee will not hereafter grant anyone the same.

                  7.2 Effect of Expiration or Termination. Upon the expiration or other termination of this Agreement, all obligations of the parties shall forthwith terminate, except for any obligation to pay any fixed sum of money which may have accrued and be due and payable hereunder at the time of such expiration or other termination and except that the provisions of Section 5 shall continue in effect in accordance with their terms, such Section containing independent agreements and obligations.

                  7.3 Equitable Relief. The obligations of the Employee under
Section 5 hereunder are special, unique and extraordinary, and any breach by the Employee thereof shall be deemed material and to cause Irreparable injury not properly compensated by damages in an action at law; the Employer's rights and remedies hereunder shall therefore be enforceable both at law and in equity, by injunction and otherwise; and the rights and remedies of the Employer hereunder with respect thereto shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

                  7.4 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                  7.5 Entire Agreement; Modifications. Except as otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

                  7.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) when delivered, or (b) two (2) days after being mailed by first class mail, certified or registered with return receipt requested, or (c) one (1) day after being mailed through an overnight delivery service, or (d) upon confirmation of transmission via facsimile, to the following addresses:


         If to the Employer:        Meditrust Operating Company
                                    197 First Avenue
                                    Needham, MA  02194
                                    Attn: General Counsel

         With a copy to:            Meditrust Corporation
                                    197 First Avenue
                                    Needham, MA  02194
                                    Attn: General Counsel

         And:                       Nutter, McClennen & Fish, LLP
                                    One International Place
                                    Boston, MA  02110
                                    Attn: Michael J. Bohnen, Esq.

         If to the Employee:        Abraham D. Gosman
                                    513 North County Road
                                    Palm Beach, FL  33480

         With a copy to:            Cravath, Swaine & Moore
                                    Worldwide Plaza
                                    825 Eighth Avenue
                                    New York, NY  10019
                                    Attn: Kevin Grehan, Esq.

Any party may change such party's address for notices by notice duly given pursuant to this Section 7.6.

                  7.7 Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or Interpretation of this Agreement.

                  7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  7.9 Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

                  7.10 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, successors and assigns of the parties; provided, however, this Agreement shall not be assignable by either party.

                  7.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

                  7.12 Withholdings. All compensation and benefits to the Employed hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law. The Employee agrees to pay all federal, state and local taxes owed by him in connection with this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written,

                                        MEDITRUST OPERATING COMPANY

SEAL                                    By: /s/ Michael J. Bohnen
                                           -------------------------------------
                                            Name:  Michael J. Bohnen
                                            Title: Secretary

                                        By: /s/ C. Gerald Goldsmith
                                           -------------------------------------
                                            Name:  C. Gerald Goldsmith
                                            Title: Chairman, Compensation
                                                   Committee

                                        /s/ Abraham D. Gosman
                                        ----------------------------------------
                                        Abraham D. Gosman


         For value received, the payment obligations of Meditrust Operating Company under the foregoing Employment Agreement are hereby unconditionally guaranteed by Meditrust Corporation.

                                        MEDITRUST CORPORATION

SEAL                                    By: Laurie T. Gerber
                                           -------------------------------------
                                            Name:  Laurie T. Gerber
                                            Title: Chief Financial Officer
                                                                  corrected page

                                    Exhibit A

The Performance Shares.

One hundred percent (100%) of the Performance Shares described in Section 3.6 shall be issued on or before July 28, 1998 upon payment by the Employee of the par value thereof to The Meditrust Companies, but for dividend purposes only shall be deemed issued as of February 27, 1998. Subject to the terms of the Agreement, the Performance Shares shall vest on the earliest of (a) eight years after the date of issuance, (b) on March 31 of the year following the first fiscal year after issuance in which the Performance Goal is achieved or (c) as the Board of Directors may determine. In the event the Agreement expires on December 31, 2002 and is not extended or renewed and Performance Shares are not vested, the Employer shall enter into a reasonable and customary consulting agreement with the Employee until such time as the Performance Shares vest. The Performance Goal for all outstanding grants of Performance Shares shall be deemed achieved in any fiscal year commencing with the year 2000 that meets both criteria specified below:

                                   FFO                   Cumulative FFO per
         Fiscal Year            Per Share            Share Since January 1, 1998
         -----------            ---------            ---------------------------
         2000                    $ 2.92                     $  8.28
         2001                      3.10                       11.38
         2002                      3.28                       14.66
         2003                      3.48                       18.14
         2004                      3.69                       21.83

For purposes of the foregoing calculation, "FFO" shall mean funds from operations as reported by The Meditrust Companies. The above Performance Goals may be adjusted by the Board of Directors of the Employer to reflect changes in accounting rules.

Subject to the terms of the Agreement, upon termination of the Employee's employment by The Meditrust Companies for any reason, all right, title and interest in any unvested Performance Shares shall be transferred to The Meditrust Companies in exchange for the par value of such Performance Shares, and the Employee shall not receive any unissued Performance Shares.

The Employee shall receive all voting rights and dividends paid with respect to unvested Performance Shares from the date of issuance so long as the Employee is an employee of The Meditrust Companies.

                                    Exhibit B

The Performance Units

Goals: The unit value of each Performance Unit shall depend upon satisfaction of the Performance Goals set forth below.


FFO for Year Ended 12/31/2001              Cumulative FFO for 4 Years ended 12/31/2001
-----------------------------              -------------------------------------------
         $3.10                                            $11.38

For purposes of the foregoing calculation, "FFO" shall mean funds from operations as reported by The Meditrust Companies. The above Performance Goals may be adjusted by the Board of Directors of the Employer to reflect changes in accounting rules.

Unit Value: If The Meditrust Companies meet both the 2001 Performance Goal and the Cumulative Performance Goal, each unit shall have a value $25 plus $.74 for each penny above the Cumulative FFO Goal up to a maximum value of $50 per unit.

Time of Payment: Subject to the terms of the Agreement, payment of the value of each unit shall be made in cash in April, 2002, provided that the awardee was an employee of one of The Meditrust Companies on December 31, 2001.

                                   Schedule I
                               Excise Tax Gross-Up
                               --------------------


         The determination of any additional payment payable pursuant to Section
4.3 of the Agreement shall be made in accordance with the following provisions:

         (a) Notwithstanding anything in the Agreement to the contrary, in the event of the determination (as hereinafter provided) that any required payment by the Employer to or for benefit of the Employee (whether paid or payable pursuant to the terms of the Agreement or otherwise pursuant to, or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right, or similar right, or the lapse or termination of any restriction on the vesting or exercisability of any of the foregoing including without limitation the acceleration of the vesting or lapse of deferral periods under any equity or incentive compensation program (individually and collectively, "Payment")) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto (the "Excise Tax"), the Employee shall be entitled to receive an additional payment or payments (individually or collectively, "Tax Assistance Payment"), which shall include an amount such that, after the Employee pays (1) all taxes upon the Tax Assistance Payment and
(2) any Excise Tax imposed upon the Tax Assistance Payment, the Employee retains so much of the Tax Assistance Payment as is equal to the Excise Tax imposed on the Payment.

         (b) Subject to the provisions hereinafter concerning the provision of notice of a claim by the Internal Revenue Service, all determinations required to be made under these provisions, including whether an Excise Tax is payable by the Employee, the amount of such Excise Tax and whether the Employer is required to pay the Employee a Tax Assistance Payment and the amount of such Tax Assistance Payment, if any, shall be made by [Name of Accountants] or such other nationally recognized accounting firm retained by the Employer and reasonably acceptable to the Employee ("Accounting Firm"). The Employer shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Employee and the Employer within thirty (30) days after the payment or provision of any benefit that could give rise to an Excise Tax and any such other time or times as the Employee or the Employer may request. If the Accounting Firm determines that any Excise Tax is payable by the Employee, the Employer shall pay the required Tax Assistance Payment to the Employee within ten (10) business days after the Employer receives such determination and calculations with respect to any Payment to the Employee.

         (c) Any federal tax returns the Employee files shall be prepared and filed on a basis consistent with the determination of the Accounting Firm with respect to the Excise Tax payable by the Employee. If the Accounting Firm determines that the Employed is required to pay no Excise Tax, it shall (at the same time it makes such determination) furnish the Employee and the Employer an opinion that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. However, in view of the uncertainty concerning application of Section 4999 of the Code (or any successor provision thereto) at the time of any determination made hereunder by the Accounting Firm, it is possible that a Tax Assistance Payment that should have been made by the Employer will not have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event the Employer exhausts or fails to pursue its remedies pursuant to the provisions concerning notice of a claim by the Internal Revenue Service, and the Employee thereafter is required to make a payment of any Excise Tax, the Employee shall direct the Accounting Firm to determine the amount of the Underpayment and to submit its determination and detailed supporting calculations as promptly as possible both to the Employee and to the Employer, which shall pay the amount of such Underpayment to the Employee or for the Employee's benefit within ten (10) business days following the Employer's receipt of such determination and calculations.

         (d) Each of the Employee and the Employer shall provide the Accounting Firm access to and copies of any books, records and documents in the Employee's or its possession, as the case may be, reasonably requested by the Accounting Firm, and shall otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination and calculations required or contemplated hereunder.

         (e) The Employer shall bear the fees and expenses of the Accounting Firm for services hereunder. If, for any reason, the Employee initially pays such fees and expenses, the Employer shall reimburse the Employee the full amount of the same within ten (10) business days following receipt from the Employee of a statement and reasonable evidence of the Employee's payment thereof.

         (f) The Employee shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the Employer to pay a Tax Assistance Payment. The Employee shall give such notification as promptly as practicable, but in no event later than the tenth (10th) business day next following the Employee's receipt of such claim, and the Employee further shall apprise the Employer of the nature of such claim and the date on which it is required to be paid (in each case, to the extent known to the Employee). The Employee shall not pay or otherwise satisfy such claim prior to the earlier of (a) the expiration of the thirty (30)-calendar-day period next following the date on which the Employee give notice to the Employer or (b) the date any payment of the amount with respect to such claim is due. If the Employer notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                  (i) provide the Employer any written records or documents in the Employee's possession relating to such claim and reasonably requested by the Employer;

                  (ii) take such action in connection with contesting such claim as the Employer, reasonably shall request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Employer;

                  (iii) cooperate with the Employer in good faith in order effectively to contest such claim; and

                  (iv) permit the Employer to participate in any proceedings relating to such claim, provided, however, that the Employer directly shall bear and pay all costs and expenses (including without limitation, interest and penalties) incurred in connection with such contest and shall indemnify the Employee and hold the Employee harmless, on an after-tax basis, from and against any and all Excise Tax or income tax (including without limitation, interest and penalties with respect thereto), imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing, the Employer shall control all proceedings taken in connection with the contest of any claim contemplated by these provisions and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Employee may participate therein at the Employee's own cost and expense) and may, at its option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Employee to pay the tax claimed and to sue for a refund, the Employer shall advance the amount of such payment to the Employee, and pay on a current basis all costs of litigation, including without limitation attorneys' fees, on an interest-free basis and shall agree to and shall indemnify the Employee and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including without limitation, interest and penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the Employee's taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employer's control of any such contested claim shall be limited to issues with respect to which a Tax Assistance Payment would be payable hereunder, and the Employee shall be entitled to settle or to contest, as the case may be, any other issue(s) raised by the Internal Revenue Service or any other taxing authority.

         (e) If, after the Employee receives an amount advanced by the Employer pursuant to provisions of the last full paragraph, the Employee receives any refund with respect to such claim, the Employee shall (subject to the Employer's complying with any applicable provisions of the same paragraph) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the Employee receives such an amount advanced by the Employer, a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Employer does not notify the Employee in writing of its intent to contest such denial or refund prior to expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Tax Assistance Payment the Employer is required to pay the Employee hereunder.

                                   Schedule 2

                      Transactions Exempt from Section 5.1
                      ------------------------------------


1.       The following land development projects:
              Abacoa (Jupiter, FL)
              Lely Lakes (Naples FL)
              University Commons (Sarasota, FL)
              Grand Dunes (Myrtle Beach, SC)
              Miramar (Ft. Myers, FL)
              St. James Plantation (Southport, NC)
              Taylor Woodrow (Orlando, FL)

2. Investments in of transactions undertaken by or on behalf of, CareMatrix or PhyMatrix or successors thereto or affiliates thereof (other than the Employee).

3. Other "turn-key" construction projects for sale to third parties upon completion and land development projects, provided that, in the case of any such projects undertaken by the Employee during the term of the Employment Agreement, the Employee first presents to the Employer the opportunity to develop or otherwise participate in such projects.